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                                                                Exhibit 15




                        ACKNOWLEDGMENT OF INDEPENDENT
                        CERTIFIED PUBLIC ACCOUNTANTS
                REGARDING INDEPENDENT AUDITORS' REVIEW REPORT



The Board of Directors
Northfield Laboratories Inc.:

With respect to registration statement No. 333-15877 on Form S-8 of Northfield Laboratories Inc., we acknowledge our awareness of the use therein of our report dated December 22, 1997 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


                                    /s/ KPMG PEAT MARWICK LLP


Chicago, Illinois
January 12, 1998